QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.14

FRIENDLY ICE CREAM CORPORATION
ANNUAL INCENTIVE PLAN
CORPORATE

1.	DEFINITIONS:	The following terms shall have the meanings set forth in this section:
	AIP:	The Annual Incentive Plan.
	Board of Directors:	The Board of Directors of Friendly Ice Cream Corporation.
	Bonus Year:	The Bonus Year is the fiscal year 2004.
	Company:	The Company is Friendly Ice Cream Corporation.
Eligible Employee:
Eligible Employees are Corporate Officers, Directors, Employees in pay grades 107 and 108, and others of the Company as so designated by the Review Committee and must be in good standing and employed in an approved AIP position on the bonus payment date. An employee in good standing is that which has a current performance rating of at least "Fully Satisfactory", is not currently on probation, and has not received a disciplinary warning notice or letter during the current bonus period and up through the bonus payment date.
Corporate EBITDA Target:
The Earnings Before Interest, Taxes, Depreciation and Amortization Target of the Company as identified in the operating plan approved by the Board of Directors, or Compensation Committee, if so designated, for the Bonus Year.
	Participating Employee:	A Participating Employee is an Eligible Employee who is approved by the Review Committee to participate in the plan.
	Qualified Base Salary:	The Qualified Base Salary is the base salary earned during the Bonus Year. Generally, this is W-2 earnings less executive match, incentive awards, and other non-salary payments.
	Review Committee:	The Review Committee consists of the CEO and President, the Executive Vice President of Administration and CFO, and the Vice President, Human Resources.
2.	PURPOSE:	To provide additional incentive to Eligible Employees that is directly tied to Corporate results.
3.	CORPORATE FINANCIAL PERFORMANCE FACTOR:
The Corporate Financial Performance Factor is a function of the Corporate Earnings Before Interest, Taxes, Depreciation and Amortization Target. The relationship between levels of achievement and company performance results is contained in a schedule developed each year based on the business plan approved by the Board of Directors or Compensation Committee, if so designated. The schedule identifies the minimum acceptable performance, which will generate incentive funds and scales upward to a maximum level. There is also a maximum level of performance for results over which there would be no additional incentive earned.

4.	TARGET BONUS PERCENTAGE:	The Review Committee, in its sole discretion, approves the Individual Target Bonus Percentage.
5.	BONUS AWARD FACTOR:	The Bonus Award Factor is determined by multiplying the Qualified Base Salary of the Participating Employee times the Target Bonus Percentage for such Participating Employee.
6.	BONUS AMOUNT:	The Bonus Amount is determined by multiplying the Bonus Award Factor by the Corporate Financial Performance Factor.
7.	CONDITIONS PRECEDENT TO ANY BONUS TO ANY PARTICIPATING EMPLOYEE:
Approval by the Board of Directors or Compensation Committee, if so designated, in its sole and exclusive discretion, of the actual Bonus Award for each Officer and the total pool to be awarded. If approved, bonuses will generally be paid on or before March 31, 2005.
8.	ADMINISTRATION OF AIP:
The Review Committee shall administer the AIP. Any and all disputes or disagreements arising under the AIP shall be presented to the Review Committee. The decision of the Review Committee shall be final.
9.	MODIFICATION OR TERMINATION OF AIP AND PARTICIPATION:
The AIP does not constitute a contract of employment or an unconditional promise of payment. Participation by an Eligible Employee in any one Bonus Year does not confer an unqualified right to participate in succeeding Bonus Years regardless of a modification, or absence thereof, in grade, salary, position or responsibility. The AIP is subject to modification, termination and annual renewal by the Board of Directors or the Compensation Committee, if so designated, in its sole discretion, without any notice to Participating Employees.
10.	DISABILITY, DEATH AND RETIREMENT:	Participating Employees who are disabled, die or retire during any Bonus Year may receive a pro rata bonus for the period during which such Participating Employee was actively employed.
11.	MISCELLANEOUS:
The Review Committee, the Board of Directors, Compensation Committee, the Company, and its officers and employees shall not be liable for any action taken in good faith in administering and interpreting the AIP.

The payment you receive will be subject to appropriate statutory wage deductions and such other deductions normally made for employees of Friendly's. In addition, any financial obligation you have to Friendly's can be deducted.

The Board of Directors or the Compensation Committee, if so designated, in its sole discretion, may modify, including, but not limited to, increasing or decreasing the Corporate Financial Performance Factor Target at any time during the Bonus Year.

QuickLinks

  Exhibit 10.14
FRIENDLY ICE CREAM CORPORATION ANNUAL INCENTIVE PLAN CORPORATE